UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): June 11, 2013 (June 7, 2013)

Gray Fox Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	333-181683	99-0373721
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, Texas 75219

(Address of principal executive offices)

Viatech Corp.
(Former Name and former address, if changed since last report)

Registrant’s telephone number, including area code: (214) 665-9564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 10, 2013, Gray Fox Petroleum Corp., a Nevada corporation (the “Company”), entered into an Agreement for Redemption of Shares of Common Stock, which provides for the Company to redeem 4,700,000 shares of the common stock, $0.001 par value, of the Company (the “Common Stock”) held by its principal stockholder, Lawrence Pemble, for total consideration of $1.00. Mr. Pemble is the sole officer and director of the Company. The proposed redemption of Mr. Pemble’s shares will be effected upon his delivery of certificates representing the 4,700,000 shares to the Company. After the redemption, and giving effect to the 8:1 stock split described under Item 5.03 of this Current Report (the “Stock Split”), Mr. Pemble will own 18,400,000 shares of Common Stock, which will represent 53.2% of the issued and outstanding shares of Common Stock. The redeemed shares of Common Stock will be retired and restored to the status of authorized and unissued shares, and will not be held in treasury. The Company and Mr. Pemble have agreed to effect the redemption transaction in order to reduce the number of issued and outstanding shares of Common Stock.

Item 5.03       Amendments to Articles of Incorporation or Bylaws

The Company filed those certain Amended and Restated Articles of Incorporation of Viatech Corp. in the office of the Secretary of State of Nevada on June 7, 2013, changing the name of the Company to “Gray Fox Petroleum Corp.” The Amended and Restated Articles of Incorporation were approved by Lawrence Pemble, the sole director of the Company and the holder of a majority of the issued and outstanding shares of Common Stock, acting by written consent.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On June 7, 2013, Lawrence Pemble, the sole director of the Company, adopted resolutions to:

1.	Change the name of the Company to “Gray Fox Petroleum Corp.”;
2.	Effect the 8:1 Stock Split, which will be made to stockholders of record as of June 17, 2013 (the “Record Date”); and
3.	Approve the Amended and Restated Articles of Incorporation of Viatech Corp. to incorporate the name change noted above.

On June 7, 2013, Mr. Pemble, as the holder of approximately 77.6% of the issued and outstanding shares of Common Stock as of that date, adopted resolutions that approved the name change, Stock Split and the Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation were filed with the Nevada Secretary of State on June 7, 2013.

The change of the Company’s name is intended to reflect an anticipated change in the nature of the business of the Company following the change in management on May 31, 2013. The Stock Split is intended to create a more flexible capital structure that the Company believes will be of assistance in completing additional financing transactions in the future. The Company’s success is presently conditioned on its ability to raise significant amounts of capital in the future so that it can pursue business plans as described in its public reports.

Item 8.01        Other Events.

On June 7, 2013, the Registrant filed for an application for approval from FINRA to proceed with the Stock Split and to effect a change of its stock ticker symbol in connection with changing its name to “Gray Fox Petroleum Corp.” as disclosed under Item 5.03. Subject to the approval by FINRA, the Stock Split will be made on June 20, 2013, to stockholders of record as of the Record Date. Upon the Stock Split, each existing share of Common Stock will be reclassified and changed into eight (8) new shares, and each holder of Common Stock on the Record Date will be entitled to receive, upon delivery of his stock certificate, a certificate or certificates representing eight (8) shares for each one (1) share of Common Stock represented by the certificate or certificates of such holder at the close of business on such date.

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Item 9.01.        Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.3	Amended and Restated Articles of Incorporation of Viatech Corp.
10.1	Agreement for Redemption of Shares of Common Stock dated June 10, 2013, by and between the Company and Lawrence Pemble.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Fox Petroleum Corp.

Dated: June 11, 2013	By:	/s/ Lawrence Pemble
Lawrence Pemble, President

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